Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Tvia, Inc.

Santa Clara, California
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-110549, 333-110547, 333-56646, 333-53648, 333-48572 and 333-136917) of our report dated May 19, 2006, except for Note 13 as to which the date is November 20, 2006, relating to the consolidated financial statements of Tvia, Inc. for the year ended March 31, 2006 appearing in this Form 10-K/A.
/s/ BDO Seidman, LLP

San Jose, CA
November 22, 2006